UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2020

Kaival Brands Innovations Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56016	83-3492907
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4460 Old Dixie Highway

Grant, Florida 32949

(Address of principal executive office, including zip code)

Telephone: (833) 452-4825

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2020 (the “Effective Date”), Kaival Brands Innovations Group, Inc., a Delaware corporation (the “Company”), entered into a service agreement (the “Service Agreement”) with QuikfillRx LLC, a Florida limited liability company (“QuikfillRx”), whereby QuikfillRx has agreed to provide the Company with certain services and support relating to sales management, website development and design, graphics, content, public communication, social media, management and analytics, and market and other research (the “Services”). The Services will be provided by QuikfillRx as requested from time to time by the Company.

Pursuant to the terms of the Agreement, QuikfillRx is solely responsible for maintaining appropriate staffing levels of all personnel and outside resources required to perform the Services, including, without limitation, digital marketing staff, creatives, researchers, social media managers, content writers, and search engine optimization specialists (collectively, the “Personnel”). QuikfillRx is also solely responsible for payment of compensation to the Personnel, including payment and withholding of applicable taxes and other payroll-related charges, such as payments for insurance and other benefits.

In consideration for the provision of the Services by QuikfillRx, the Company will pay to QuikfillRx General Compensation (as defined below) and Bonus Compensation (as defined below). “General Compensation” consists of the following: (i) for the Services provided in March 2020, the Company will pay QuikfillRx $36,000, which amount was paid prior to the Effective Date and $50,000 within three (3) business days of the Effective Date; (ii) for each calendar month commencing April 2020 through October 2020, the Company will pay QuikfillRx an amount equal to $100,000 per month for the Services to be performed during such calendar month; (iii) if the parties agree to extend the term of the Agreement beyond the original expiration date of October 31, 2020, then for the period between November 1, 2020 and October 31, 2021, the Company will pay QuikfillRx $125,000 per month for the Services to be performed during such calendar month; and (iv) if the parties agree to extend the term of the Agreement beyond October 31, 2021, then for the period between November 1, 2021 and October 31, 2022, the Company will pay QuikfillRx $150,000 per month for the Services to be performed during such calendar month.

The Company will also pay QuikfillRx “Bonus Compensation” equal to 1.17% of the Company’s gross quarterly sales during each applicable fiscal quarter that are attributable to the Services provided by QuikfillRx pursuant to the Agreement (the “Applicable Gross Quarterly Sales”), to be paid as follows: (i) an amount equal to 0.9% of the Applicable Gross Quarterly Sales will be paid, at the Company’s option in (A) cash, (B) shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), or (C) a combination of cash and Common Stock; and (ii) an amount equal to 0.27% of the Applicable Gross Quarterly Sales will be paid by the Company to QuikfillRx in cash.

The number of shares of Common Stock issued in lieu of a cash payment will be based upon a per share price equal to the average closing price of the Company’s Common Stock as reported by the OTC Markets Group, Inc. on the three (3) trading days immediately preceding the date of issuance. The shares of the Company’s Common Stock issued will bear a restrictive legend. The Company cannot issue in excess of: (x) 12,000,000 shares of Common Stock during the period commencing on the Effective Date and ending October 31, 2020; (y) 12,000,00 shares of Common Stock for either renewal term for the periods commencing November 1, 2020 through October 31, 2021, or commencing November 1, 2021 through October 31, 2022; provided, however, that the maximum amount of the Company’s Common Stock issuable in connection with any such Bonus Compensation commencing on the Effective Date through October 31, 2022 cannot exceed an amount equal to 30,000,000 shares of Common Stock.

If the Company suffers a “Change of Control Transaction” (as defined below), then within five (5) business days of the closing of such Change of Control Transaction, the Company will issue QuikfillRx a number of shares of Common Stock equal to 12,000,000 shares less the number of shares of Common Stock previously issued to QuikfillRx during the applicable period, if any, in which such Change of Control Transaction occurs. If the Agreement continues following such Change of Control Transaction, the Company will be credited the value of the Common Stock against any obligation to pay Bonus Compensation for the fiscal quarter in which the Change of Control Transaction occurs. The Company will not be obligated to issue QuikfillRx any shares of Common Stock pursuant to the Agreement if the Company provides notice to QuikfillRx of termination of the Agreement prior to the consummation of the Change of Control Transaction with (for) cause. A “Change of Control Transaction” means any of the following: (i) any sale, lease, or other disposition of all or substantially all of the Company’s assets, (ii) any merger, consolidation, equity exchange, reorganization, or other similar transaction or series of transactions in which the equity holders of the Company as of the Effective Date collectively own fifty person (50%) or less of the voting power in the resulting entity immediately after such event, and (iii) any purchase or purchases by any person or persons of equity interests of the Company, the effect of which is that the equity holders of the Company as of the Effective Date collectively own fifty percent (50%) or less of the voting power in the Company immediately after such event.

The Company will reimburse QuikfillRx for any actual out-of-pocket, third-party expenses incurred by QuikfillRx so long as the same are pre-approved by the Company in writing, which approval may be given or withheld in the Company’s sole discretion.

Pursuant to the Agreement, the Company granted to QuikfillRx a royalty-free, limited, non-exclusive, non-transferable, and non-sublicensable license to use all trademarks owned by or licensed to the Company during the term of the Agreement and solely in connection with the performance of Services by QuikfillRx. The Company did not grant any right or license not expressly granted in the Agreement, and QuikfillRx did not receive any ownership interest in any of the rights or licenses granted as those rights and licenses remains the sole and exclusive property of the Company. On the expiration or termination of the Agreement, any rights or licenses expressly granted to QuikfillRx under the Agreement will cease.

With respect to the marketing and sales materials, advertisements, or promotions, in whatever form or media, produced by or for the Company as part of the Services (the “Advertising Materials”), QuikfillRx will ensure that such materials conform to standards and specifications as reasonably established by the Company and issued to QuikfillRx from time to time. The Company will retain the right to final approval of the over the design and manner of production of the Advertising Materials and QuikfillRx will not use Advertising Materials in connection with the Services without such approval.

The Agreement commenced on the Effective Date and will continue until October 31, 2020. It may only be extended or renewed upon the written consent of both parties. Either party is entitled to terminate the Agreement at any time, without cause, with thirty (30) days written notice to the other party. Either party may also terminate the Agreement in the event of material breach by the other party if the breaching party (i) fails to pay any amount due under the Agreement for more than ten (10) calendar days after receiving notice of the nonpayment from the nonbreaching party, (ii) materially breaches any provision of the Agreement, which remains uncured after thirty (30) calendar days following written notice thereof, or (iii) becomes insolvent or files, or has filed against it, a petition for voluntary or involuntary bankruptcy or under any other insolvency law, makes or seeks to make a general assignment for the benefit of its creditors or applies for, or consents to, the appointment of a trustee, receiver, or custodian for a substantial part of its property, or is generally unable to pay its debts as they become due. In such event, termination is effective immediately upon the breaching party’s receipt of the nonbreaching party’s notice of termination or any later date as stated in the notice.

The Company is also entitled to terminate the Agreement at any time upon written notice to QuikfillRx in the event it reasonably determines: (i) to initiate a recall, market withdrawal, product correction, or advisory safety communication regarding any of its products or services, or (ii) that any of its products or services are subject to any restriction or prohibition on sale anywhere within the United States under any applicable laws, statutes, rules, regulations, ordinances, judgments, orders, decrees, injunctions, and writs of any governmental entity.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by the full text of such Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 7.01 REGULATION FD DISCLOSURE

On April 1, 2020, the Company issued a press release announcing its entry into the Agreement as described above under Item 1.01. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K (“Current Report”).

The information in Exhibit 99.1 shall not be deemed as “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of such Section, nor shall it be deemed incorporated by reference in any filing by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

FORWARD LOOKING STATEMENTS

This Current Report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks, uncertainties, and assumptions that are difficult to predict. All statements other than statements of historical fact contained in this Current Report, including statements regarding future events, our future financial performance, business strategy, and plans and objectives of management for future operations, are forward-looking statements. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” or “should,” or the negative of these terms or other comparable terminology. The forward-looking statements made herein are based on the Company’s current expectations. Actual results could differ materially from those described or implied by such forward-looking statements as a result of various important factors, including, without limitation, its limited operating history; competitive factors in the Company’s industry and market; the duration and scope of the COVID-19 pandemic and impact on the Company’s distribution channels; actions governments, businesses, and individuals take in response to the pandemic, including mandatory business closures and restrictions on onsite commercial interactions; the impact of the pandemic and actions taken in response to the pandemic on global and regional economies and economic activity; the pace of recovery when the COVID-19 pandemic subsides; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; the effects of steps that the Company could take to reduce operating costs; the inability of the Company to generate and sustain profitable sales growth, or convert inventory to cash; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K. The forward-looking statements made herein are based on the Company’s current expectations, assumptions, and projections, which could provide to be incorrect. The forward-looking statements made herein speak only as of the date of this Current Report and the Company undertakes no obligation to update publicly such forward-looking statements to reflect subsequent events or circumstances, except as otherwise required by law.

ITEM 9.01 FINANCIAL STATEMENTS

(d) Exhibits

Exhibit Number	Description of Exhibit
10.1	Service Agreement by and between Kaival Brands Innovations Group, Inc. and QuikfillRx LLC, dated March 31, 2020.
99.1	Press Release dated April 1, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Kaival Brands Innovations Group, Inc.

Dated: April 1, 2020

By: /s/ Nirajkumar Patel

Nirajkumar Patel

Chief Executive Officer, Chief Financial Officer, and a Director